Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-284496 on Form S-3 of our reports dated March 31, 2025 relating to the financial statements of Microvast Holdings, Inc. and the effectiveness of Microvast Holdings, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Microvast Holdings, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 28, 2025